Exhibit 10.17

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on March 13, 2023, by and between JATT Acquisition Corp, a Cayman Islands exempted company (the “Company”), and the subscriber named on the signature page hereto (“Subscriber”).

WHEREAS, pursuant to, and upon the terms and subject to the conditions set forth in, the Business Combination Agreement, dated as of June 16, 2022 and as amended from time to time (the “Business Combination Agreement”), among the Company, JATT Merger Sub, a Cayman Islands exempted company and wholly owned subsidiary of the Company (“JATT Merger Sub”), JATT Merger Sub 2, a Cayman Islands exempted company and wholly owned subsidiary of the Company (“JATT Merger Sub 2”), Zura Bio Limited, a limited company incorporated under the laws of England and Wales (“Zura”) and Zura Bio Holdings Ltd, a Cayman Islands exempted company (“Zura Holdco”), the following transactions (collectively, the “Transaction”) will occur on the Closing Date (as defined below): (i) JATT Merger Sub will merge with and into Zura Holdco, with Zura Holdco continuing as the surviving company of the merger and a wholly owned subsidiary of the Company; and (ii) immediately following the transaction described in (i), Zura Holdco will merge with and into JATT Merger Sub 2, with JATT Merger Sub 2 continuing as the surviving company of the merger;

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to or substantially concurrently with, and contingent upon, the consummation of the Transaction, that number of ordinary shares (“Ordinary Shares”), set forth on the signature page hereto (the “Subscribed Shares”) and that number of private placement warrants of the Company as shown on Exhibit A under the column “Subscribed Amount New PIPE Subscriber Prorated Share of PPWs” attached hereto and made a part hereof, each whole warrant entitling the holder thereof to purchase one Ordinary Share for $11.50 per share (the “Private Placement Warrants”) for a purchase price of $10.00 per share (the “Per Unit Subscription Price” and the aggregate of such Per Unit Subscription Price for all Subscribed Shares and Private Placement Warrants being referred to herein as the “Subscription Amount”), and the Company desires to issue and sell to Subscriber the Subscribed Shares and Private Placement Warrants in consideration of the payment of the Subscription Amount by or on behalf of Subscriber to the Company; and

WHEREAS, prior to and substantially concurrently with the execution of this Subscription Agreement, the Company has entered into and may enter into subscription agreements (the “Other Subscription Agreements” and, together with this Subscription Agreement, the “Subscription Agreements”) with certain other accredited investors (the “Other Subscribers” and, together with Subscriber, the “Subscribers”), which are on substantially the same terms as the terms of this Subscription Agreement (other than the amount of Ordinary Shares and Private Placement Warrants to be subscribed for and purchased by the Other Subscribers), pursuant to which such investors shall agree to purchase on the closing date of the Transaction (the “Closing Date”) Ordinary Shares (the “Other Subscribed Shares” and, together with the Subscribed Shares, the “Aggregate Subscribed Shares”) and Private Placement Warrants (the “Other Private Placement Warrants” and, together with the Private Placement Warrants, the “Aggregate Private Placement Warrants”) for aggregate subscription amounts, together with the Subscription Amount, of not less than $20 million.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Subscription. Subject to the terms and conditions hereof, Subscriber hereby subscribes for and agrees to purchase at the Closing (as defined below), and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Subscription Amount, the Subscribed Shares and the Private Placement Warrants (such subscription and issuance, the “Subscription”). The Company hereby expressly covenants and agrees that the Subscription Amount shall be used exclusively for the Transaction or after the consummation thereof by the Company and its subsidiaries (including Zura) for working capital and other corporate purposes.

2.            Closing.

(a)            The consummation of the Subscription (the “Closing”) shall be contingent upon, and occur on the Closing Date immediately prior to or concurrently with the consummation of the Transaction.

(b)            At least five Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Subscription Amount to the Company. No later than three Business Days after receiving the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares and Private Placement Warrants to Subscriber. Subscriber shall two (2) business days prior to the expected Closing Date specified in the Closing Notice, deliver to the Company, the Subscription Amount in cash via wire transfer to the account specified in the Closing Notice. At the Closing, the Company shall issue the Subscribed Shares and Private Placement Warrants to the Subscriber and cause the Subscribed Shares and Private Placement Warrants to be registered in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. In the event that the consummation of the Transaction does not occur within three Business Days after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than three Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber; provided that, unless this Subscription Agreement has been validly terminated pursuant to Section 6 hereof, neither the failure of the Closing to occur on the Closing Date specified in the Closing Notice nor such return of funds shall (x) terminate this Subscription Agreement, (y) be deemed to be a failure of any of the conditions to Closing set forth in this Section 2, or (z) otherwise relieve any party of any of its obligations hereunder, including Subscriber’s obligation to redeliver the Subscription Amount and purchase the Subscribed Shares and Private Placement Warrants at the Closing in the event the Company delivers a subsequent Closing Notice. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed. Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(c)            The Closing shall be subject to the satisfaction or valid waiver (to the extent a valid waiver is capable of being issued) by the party (the Company, on the one hand, or Subscriber, on the other) entitled to the benefit thereof, of the conditions that, on or prior to the Closing Date:

(i)            the Ordinary Shares shall have been approved for listing on the New York Stock Exchange (the “NYSE”), NYSE American Exchange (the “NYSE American”) or the Nasdaq Capital Market (“Nasdaq”) subject to official notice of issuance, and no suspension of the qualification of the Ordinary Shares for offering or sale or trading on NYSE, NYSE American or Nasdaq or, to the Company’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred;

(ii)            all conditions precedent to the closing of the Transaction set forth in the Business Combination Agreement, including, without limitation, the required approval of the Company’s shareholders, shall have been satisfied (as determined by the parties to the Business Combination Agreement, and other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction, but subject to satisfaction or waiver thereof by the party entitled to the benefit thereof under the Business Combination Agreement, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Aggregate Subscribed Shares and Aggregate Private Placement Warrants pursuant to the Subscription Agreements) or waived in writing by the party entitled to the benefit thereof under the Business Combination Agreement; and

(iii)          no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined below)).

(d)            The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on or prior to the Closing Date:

(i)            all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (other than (x) representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects or (y) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects (or, if qualified by materiality or Subscriber Material Adverse Effect, which representations shall be true and correct in all respects) as of such specified date), in each case without giving effect to the consummation of the Transaction, and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing;

(ii)            Subscriber shall have wired the Subscription Amount in accordance with Section 2(b) of this Subscription Agreement and otherwise performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)          Subscriber shall have provided to the Company the information requested in Annex A hereto.

(e)            The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver by Subscriber of the additional conditions that, on or prior to the Closing Date:

(i)            all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing Date (other than (A) representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects or (B) representations and warranties that speak as of a specified earlier date, which representations and warranties shall be true and correct in all material respects (or, if qualified by materiality or Company Material Adverse Effect, which representations shall be true and correct in all respects) as of such specified date), in each case without giving effect to the consummation of the Transaction, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing; provided that in the event this condition would otherwise fail to be satisfied as a result of a breach of one or more of the representations and warranties of the Company contained in this Subscription Agreement and the facts underlying such breach would also cause a condition to Zura’s obligations under the Business Combination Agreement to fail to be satisfied, this condition shall nevertheless be deemed satisfied in the event Zura waives such condition with respect to such breach under the Business Combination Agreement;

(ii)            the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance, satisfaction or compliance would not or would not reasonably be expected to materially and adversely affect the economic benefits to Subscriber under this Subscription Agreement; and

(iii)          there shall have been no amendment or modification to the Business Combination Agreement that materially, adversely and disproportionately as compared to Other Subscribers affects the economic benefits to Subscriber under this Subscription Agreement without having received Subscriber’s prior written consent.

3.            Company Representations and Warranties. For purposes of this Section 3, the term “Company” shall refer to (i) the Company as of the date hereof, and (ii) for purposes of the representations contained in subsections (f), (i) and (I) of this Section 3 and to the extent such representations and warranties are made as of the Closing Date, the combined company after giving effect to the Transaction as of the Closing Date. The Company represents and warrants to Subscriber that as of the date hereof:

(a)            The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means any event, circumstance, change, development, effect or occurrence (collectively “Effect”) that, individually or in the aggregate with all other Effects, (a) is or would reasonably be expected to be materially adverse to the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; or (b) would prevent, materially delay or materially impede the performance by the Company or its subsidiaries of their respective obligations under this Subscription Agreement, the Business Combination Agreement or the consummation of the Transaction before the Outside Date (as defined below); provided, however, that, in the case of clause (a), none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change or proposed change in applicable law or GAAP or IFRS, as applicable (including, in each case, the interpretation thereof) or changes in enforcement policies or official interpretations thereof or decisions of general applicability by any governmental entity, in each case, after the date of this Subscription Agreement; (ii) events, changes or conditions generally affecting the industries or geographic areas in which the Company operates; (iii) any changes in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) acts of war, sabotage, civil unrest, protests, demonstrations, cyberattacks or terrorism, or any escalation or worsening of any such acts of war, sabotage, civil unrest, protests, demonstrations, cyberattacks or terrorism, or changes in global, national, regional, state or local political or social conditions; (v) any hurricane, tornado, flood, earthquake, mudslide, wildfire, natural disaster, epidemic, disease outbreak, pandemic (including, for the avoidance of doubt, the novel coronavirus, SARS-CoV-2 or COVID-19 and all related measures, strains and sequences) or other acts of God, (vi) any actions taken or not taken by the Company as required by this Subscription Agreement, the Business Combination Agreement or any other agreement executed and delivered in connection with the Transaction and specifically contemplated by the Business Combination Agreement, (vii) any failure of Zura and its subsidiaries, taken as a whole to meet any projections, forecasts, guidance, estimates or financial or operating predictions of revenue, earnings, cash flow or cash position (provided, that any Effect underlying such failure (except to the extent otherwise excluded by other clauses in this definition) may be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur) or (viii) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of this Subscription Agreement or the Transaction (including the impact thereof on relationships with customers, suppliers, employees, investors, or other third parties related thereto), except in the cases of clauses (i) through (v), to the extent that the Company is materially and disproportionately affected thereby as compared with other participants in the industry in which the Company operates.

(b)            As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued.

(c)            As of the Closing Date, the Private Placement Warrants will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies..

(d)            The Subscribed Shares and the Private Placement Warrants are not, and following the Closing, will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the undersigned to pledge, sell, assign or otherwise transfer the Subscribed Shares and Private Placement Warrants under any organizational document, policy or agreement of, by or with the Company, but excluding (i) the restrictions on transfer described in Section 4(e) of this Subscription Agreement with respect to the status of the Shares and the Private Placement Warrants as “restricted securities” pending their registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the terms of this Subscription Agreement, and (ii) compliance with routine transfer registration provisions under the Company’s organizational documents and agreements and policies of the Company’s transfer agent.

(e)            This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(f)            The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the Private Placement Warrants and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(g)            Assuming the accuracy of all of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares and Private Placement Warrants ), other than (i) filings required by applicable state securities laws, (ii) filings with the United States Securities and Exchange Commission (the “Commission”), including the filing of the Registration Statement pursuant to Section 5 below, (iii) filings required by the NYSE, including with respect to obtaining approval of the Company’s shareholders, (iv) filings required to consummate the Transaction as provided under the Business Combination Agreement, (v) any filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or any law or regulation of any other jurisdiction related to competition or merger control, if applicable, (vi) those that will be obtained, made or given, as applicable, on or prior to the Closing, and (vii) consents, waivers, authorizations, orders, notices or filings, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s legal authority to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares and Private Placement Warrants.

(h)            Other than where the failure to timely file would not reasonably be expected to have a Company Material Adverse Effect, as of their respective dates, all reports required to be filed by the Company with the Commission (the “SEC Reports”) complied in all material respects with the applicable requirements in existence as of such dates of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, as of such dates, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(i)            As of the date hereof, and immediately prior to the Closing when the Company’s amended and restated memorandum and articles of association shall be amended and restated to effect the Transaction, the entire authorized share capital stock of the Company consists of 200,000,000 Class A ordinary shares (“Class A Shares”), 20,000,000 Class B ordinary shares, and 1,000,000 preference shares, par value $0.0001 per share (“Preference Shares”). As of the Closing Date (and immediately after the consummation of the Transaction), the entire authorized capital stock of the Company will consist of [9,950] Ordinary Shares and [●] Preference Shares.

(j)            Assuming the accuracy of all of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares and Private Placement Warrants by the Company to Subscriber and the Subscribed Shares and Private Placement Warrants are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities law.

(k)           Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in violation of the Securities Act in connection with any offer or sale of the Subscribed Shares and Private Placement Warrants.

(l)            No broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the sale of the Subscribed Shares and Private Placement Warrants to Subscriber.

(m)          The Company has provided Subscriber an opportunity to ask questions regarding the Company and made available to Subscriber all the information reasonably available to the Company that Subscriber has reasonably requested to make an investment decision with respect to the Subscribed Shares and the Private Placement Warrants.

(n)           Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company is in compliance with all laws applicable to the conduct of its business. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(o)           As of the date hereof, the issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the NYSE. There is no suit, action, claim, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the Commission with respect to any intention by such entity to deregister the Class A Shares or to prohibit or terminate the listing of the Class A Shares on NYSE, excluding, for the purposes of clarity, the customary ongoing review by NYSE in connection with the Transaction.

(p)           There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Business Combination Agreement.

(q)            The Company has not engaged in any “directed selling efforts” (within the meaning of Regulation S) with respect to the Subscribed Shares or the Private Placement Warrants, and the Company and its affiliates have complied with the offering restrictions requirement of Regulation S. The Company is a “foreign issuer” as defined in Regulation S.

(r)            The Other Subscription Agreements reflect the same Per Unit Subscription Price and other terms with respect to the purchase of the Other Subscribed Shares and Other Private Placement Warrants that are no more favorable to the Other Subscribers thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such Other Subscribers or their affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Other Subscribed Shares and Other Private Placement Warrants.

4.            Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that as the date hereof:

(a)            Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

(b)            This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c)            The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and Private Placement Warrants and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to timely consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares and Private Placement Warrants.

(d)            (i) If Subscriber is located in the United States or is a U.S. person, Subscriber (A) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9) or (12) under the Securities Act), in either case satisfying the applicable requirements set forth on Annex A hereto and an “institutional account” as defined in FINRA Rule 4512(c), and is not an entity formed for the specific purpose of acquiring the Subscribed Shares or the Private Placement Warrants and is an “institutional account” as defined by FINRA Rule 4512(c) and a sophisticated institutional investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (C) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares and the Private Placement Warrants, (D) is acquiring the Subscribed Shares and the Private Placement Warrants only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares and the Private Placement Warrants as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer or an institutional accredited investor and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (E) is not acquiring the Subscribed Shares or the Private Placement Warrants with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A), and (F) understands that the offering meets the exemptions from filing under FINRA Rules 5123(b)(1)(A), (C) and (J); and (ii) if located outside the United States and not a U.S. person, (A) Subscriber is acquiring the Subscribed Shares and the Private Placement Warrants in an “offshore transaction” meeting the requirements of Rule 903 of Regulation S under the Securities Act, (B) Subscriber understand that the offering meets the exemptions from filing under FINRA Rule 5123(c), (C) Subscriber is are aware that the sale to them is being made in reliance on a private placement exemption from, or in a transaction not subject to, registration under the Securities Act, and the purchaser and the person, if any, for whose account or benefit the purchaser is acquiring the Securities offered pursuant to this Subscription, was located outside the United States and was not a U.S. person at the time (x) the offer was made to it and (y) when the buy order for such Subscribed Shares and Private Placement Warrants was originated, and continues to be located outside the United States and not to be a U.S. person and has not purchased such Subscribed Shares or Private Placement Warrants for the account or benefit of any person located in the United States or who is a U.S. person, or entered into any arrangement for the transfer of such Subscribed Shares, Private Placement Warrants or any economic interest therein to any person located in the United States or any U.S. person, (D) Subscriber is authorized to consummate the purchase of the Subscribed Shares and the Private Placement Warrants offered pursuant to this Subscription in compliance with all applicable laws and regulations of the jurisdiction where such sales are to be made. In either case, the Subscribed Shares and the Private Placement Warrants have not been registered under the Securities Act or any other applicable securities laws of any other jurisdiction, are being offered in transactions not requiring registration under the Securities Act, and unless so registered, may not be reoffered, resold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. Subscriber understands that each of the Subscribed Shares and the Private Placement Warrants may not be offered, resold, transferred, pledged (other than in connection with ordinary course prime brokerage relationships) or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each of cases (ii) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any book-entry positions or certificates representing the Subscribed Shares and the Private Placement Warrants shall contain the legend set forth in this Section 4(d). Subscriber understands and agrees that the Subscribed Shares and the Private Placement Warrants will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge (other than in connection with ordinary course prime brokerage relationships) or otherwise dispose of the Subscribed Shares or the Private Placement Warrants and may be required to bear the financial risk of an investment in the Subscribed Shares and the Private Placement Warrants for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, pledge, transfer or disposition of any of the Subscribed Shares or the Private Placement Warrants.

Each book entry for the Subscribed Shares and the Private Placement Warrants shall contain a notation, and each certificate (if any) evidencing the Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form (or to substantially the following effect):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE (NOTWITHSTANDING THE FOREGOING, THE SECURITIES REPRESENTED HEREBY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER AGREES FOR THE BENEFIT OF ZURA BIO LTD. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)            TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)            PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C)            PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR

(D)            PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY PERMITTED TRANSFER IN ACCORDANCE WITH THE ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

(e)            Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares and the Private Placement Warrants directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby expressly and irrevocably acknowledges and agrees that it is not relying on, any representations, warranties, covenants or, agreements or statements made to Subscriber by or on behalf of the Company, Zura or the Company’s or Zura’s respective affiliates or any of the respective subsidiaries, control persons, officers, directors, employees, partners, agents or representatives, or any other party to the Transaction or any other person or entity, expressly or by implication, (including by omission), other than those representations, warranties, covenants, agreements and statements of the Company expressly set forth in this Subscription Agreement, and Subscriber is not relying on any other purported representations, warranties, covenants, agreements or statements (including by omission). Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber undertook this investment freely and after obtaining independent legal advice.

(f)            In making its decision to purchase the Subscribed Shares and Private Placement Warrants, Subscriber has relied solely upon independent investigation made by Subscriber and upon the representations, warranties and covenants of the Company expressly set forth herein (and no other representations and warranties). Subscriber acknowledges and agrees that Subscriber has received and had adequate time to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares and the Private Placement Warrants, including with respect to the Company and the Transaction (including Zura and its subsidiaries (collectively, the “Acquired Companies”)). Subscriber acknowledges it has conducted its own investigation of the Company and the Subscribed Shares and Private Placement Warrants and has been offered the opportunity to ask questions of the Company and received answers thereto, including on the financial information, as Subscriber deemed necessary in connection with its decision to purchase the Subscribed Shares and the Private Placement Warrants. Subscriber has made its own assessment and is satisfied concerning the relevant tax and other economic considerations relevant to its investment in the Subscribed Shares and the Private Placement Warrants. Without limiting the generality of the foregoing, Subscriber acknowledges that Subscriber has reviewed the SEC Reports. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares and the Private Placement Warrants.

(g)            Subscriber became aware of this offering of the Subscribed Shares and the Private Placement Warrants solely by means of direct contact between Subscriber and the Company or by means of contact from Zura or its subsidiaries and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”). The Subscribed Shares and the Private Placement Warrants were offered to Subscriber solely by direct contact between Subscriber and the Company, Zura or its subsidiaries and/or their respective Representatives. Subscriber did not become aware of this offering of the Subscribed Shares and the Private Placement Warrants, nor were the Subscribed Shares and Private Placement Warrants offered to Subscriber, by any other means, and none of the Company, Zura or its subsidiaries or their respective Representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, Zura and/or their respective Representatives), other than the representations and warranties expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares and Private Placement Warrants (i) were not offered by any form of general solicitation or general advertising, including methods described in Section 502(c) of Regulation D under the Securities Act, and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(h)            Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares and the Private Placement Warrants. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares and the Private Placement Warrants, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision, and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment. Subscriber acknowledges that it (i) is a sophisticated investor, experienced in investing in business and financial transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (ii) has exercised independent judgment in evaluating its purchase of the Subscribed Shares and the Private Placement Warrants. Subscriber acknowledges that its purchase of Subscribed Shares and the Private Placement Warrants (i) is fully consistent with Subscriber’s financial needs, objectives and condition, (ii) complies and is fully consistent with all of Subscriber’s applicable investment policies, guidelines and other restrictions, (iii) has been duly authorized and approved by all necessary action (corporate or otherwise), and (iv) does not and will not violate or constitute a default under Subscriber’s charter, by-laws or other constituent documents or under any law, rule, regulation, agreement or other obligation by which we are bound and are a fit, proper and suitable investment, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares or the Private Placement Warrants. Subscriber understands that the purchase and sale of the Subscribed Shares and the Private Placement Warrants, to the extent applicable, hereunder meets (i) the institutional accounts exemptions from filing under FINRA Rule 5123(b)(1)(A), (ii) the institutional customer exemption from filing under FINRA Rule 2111(b), (iii) the qualified institutional buyers exemption from filing under FINRA Rule 5123(b)(1)(C) and (iv) the accredited investors exemption from filing under FINRA Rule 5123(b)(1)(J).

(i)             Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and the Private Placement Warrants and determined that the Subscribed Shares and the Private Placement Warrants are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(j)             Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or the Private Placement Warrants or made any findings or determination as to the fairness of this investment.

(k)            Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC, or any other list of prohibited or restricted parties promulgated by OFAC, the Department of Commerce, or the Department of State (“Consolidated Sanctions Lists”), or a person or entity prohibited or restricted by any OFAC sanctions program, or a person or entity whose property and interests in property subject to U.S. jurisdiction are otherwise blocked under any U.S. laws, Executive Orders or regulations, (ii) a person or entity listed on the Sectoral Sanctions Identifications (“SSI”) List maintained by OFAC or otherwise determined by OFAC to be subject to one or more of the Directives issued under Executive Order 13662 of March 20, 2014, or on any other of the Consolidated Sanctions Lists, (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50 percent or more by, acting on behalf of, or controlled by, one or more persons described in subsections (i) or (ii), (iv) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Myanmar, Venezuela, Syria, the Crimea region of Ukraine, the so-called People’s Republics of Luhansk and Donetsk of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (v) a person or entity named on the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”) Denied Persons List, Entity List, or Unverified List (“BIS Lists”), (vi) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (vii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (vii), a “Restricted Person”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC and BIS sanctions programs, including for Restricted Persons, and otherwise to ensure compliance with all applicable sanctions and embargo laws, statutes, and regulations. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares and Private Placement Warrants were legally and were not obtained, directly or indirectly, from a Restricted Person. Subscriber is not a “foreign person,” “foreign government,” or a “foreign entity,” in each case, as defined in Section 721 of the Defense Production Act of 1950, as amended, including, without limitation, all implementing regulations thereof (the “DPA”). Subscriber is not controlled, in whole or in part, by a “foreign person,” as defined in the DPA.

(l)             Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares and the Private Placement Warrants covered by this Subscription Agreement.

(m)            If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code or other laws or regulations that are similar to such provisions, then Subscriber represents and warrants that neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares and Private Placement Warrants, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and the Private Placement Warrants.

(n)            At the Closing, Subscriber will have sufficient funds to pay the Subscription Amount pursuant to Section 2(b) of this Subscription Agreement.

(o)            Subscriber agrees that, notwithstanding Section 9(i) of this Subscription Agreement, the Company and Zura may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.

(p)            No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Company.

(q)            Except for the representations and warranties contained in this Section 4, Subscriber makes no express or implied representation or warranty, and Subscriber hereby disclaims any such representation or warranty with respect to the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated herein.

5.	Registration of Subscribed Shares and Ordinary Shares Issuable Upon Exercise of Private Placement Warrants.

(a)            The Company agrees that, within 45 calendar days after the consummation of the Transaction (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Subscribed Shares and the Ordinary Shares issuable upon exercise of the Private Placement Warrants, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 120th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Subscribed Shares and the Ordinary Shares issuable upon exercise of the Private Placement Warrants as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations. Notwithstanding the foregoing, if the Effectiveness Date falls on a day which is not a Business Day or other day that the Commission is closed for business, the Effectiveness Date shall be extended to the next Business Day on which the Commission is open for business. Further notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the respective Aggregate Subscribed Shares and Ordinary Shares issuable upon exercise of the Aggregate Private Placement Warrants, such Registration Statement shall register for resale such number of Aggregate Subscribed Shares and Ordinary Shares issuable upon exercise of the Aggregate Private Placement Warrants that is equal to the maximum number of Aggregate Subscribed Shares and Ordinary Shares issuable upon exercise of the Aggregate Private Placement Warrants as is permitted by the Commission. In such event, the number of Subscribed Shares, Other Subscribed Shares or Ordinary Shares issuable upon exercise of the Private Placement Warrants and Other Private Placement Warrants to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 5.

(b)            In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, respond to Subscriber as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(i)            except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement, and cause the Registration Statement to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Subscribed Shares and the Ordinary Shares issuable upon exercise of the Private Placement Warrants, until the earliest of (i) the date on which the Subscribed Shares and the Ordinary Shares issuable upon exercise of the Private Placement Warrants may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants have actually been sold pursuant to Rule 144 or pursuant to the Registration Statement, and (iii) the date which is two years after the Closing.

(ii)            advise Subscriber, as expeditiously as possible:

(1)            when a Registration Statement or any amendment thereto has been filed with the Commission;

(2)            after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(3)            of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares or Ordinary Shares issuable upon exercise of the Private Placement Warrants included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(4)            subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Subscriber of the occurrence of the events listed in (1) through (4) above may constitute material, nonpublic information regarding the Company;

(iii)          use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)          upon the occurrence of any event contemplated in Section 5(b)(ii)(4) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)           cause the Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants to be listed on each securities exchange or market, if any, on which the Ordinary Shares issued by the Company have been listed;

(vi)          use its commercially reasonable efforts to allow Subscriber to review disclosure regarding Subscriber in the Registration Statement;

(vii)         for as long as Subscriber holds Subscribed Shares or Private Placement Warrants, use commercially reasonable efforts to file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Subscribed Shares or the Ordinary Shares issuable upon exercise of the Private Placement Warrants, as applicable, pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to Subscriber); and

(viii)        otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by Subscriber, consistent with the terms of this Subscription Agreement, in connection with the registration of the Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants.

(c)            Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (x) if (i) it determines that in order for the Registration Statement not to contain a material misstatement or omission, an amendment or supplement thereto would be needed or (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company reasonably believes, upon the advice of legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company, upon the advice of legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements and (y) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of the Company’s (including the combined company after giving effect to the Transaction) Annual Report on Form 20-F, or 10-K, as appropriate, for its first completed fiscal year following the Closing (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than three occasions or for more than ninety consecutive calendar days, or more than a total of 120 calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data backup.

(d)            The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), and its officers, directors and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except, in each case, to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein or such Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected by Subscriber without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of Subscriber to deliver or cause to be delivered a prospectus made available to Subscriber by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of Subscriber by means of a freewriting prospectus (as defined in Rule 405) that was not authorized by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 5(b) of this Subscription Agreement. The Company shall notify such Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. The indemnity set forth in this Section 5(d) shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants by Subscriber.

(e)            If the total number of Ordinary Shares that Subscriber and any other person(s) intend to include in an underwritten offering exceeds the number of Ordinary Shares that can be sold in an underwritten offering without being likely to have an adverse effect on the price, timing or distribution of Ordinary Shares offered or the market for the Ordinary Shares as determined by the managing underwriter of such offering, then the Ordinary Shares to be included in such offering shall include the number of Ordinary Shares that the managing underwriter of the offering advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company or other party or parties requesting or initiating such registration or to any other holder of securities of the Company having rights of registration pursuant to an existing registration rights agreement and (ii) second, Subscribers, allocated among Subscribers on the basis of the number of Ordinary Shares proposed to be sold by each applicable member of Subscribers in such underwritten offering (based, for each such participant, described in this clause (ii), on the percentage derived by dividing (x) the number of Ordinary Shares proposed to be sold by such participant in such underwritten offering by (y) the aggregate number of Ordinary Shares proposed to be sold by all such participants) or in such manner as they may agree, and (iii) third, to other holders of Ordinary Shares with registration rights entitling them to participate in such underwritten offering.

(f)            Subscriber, severally and not jointly with the Other Subscribers, shall indemnify and hold harmless the Company, its directors, officers, agents, trustees, partners, members, managers, shareholders, affiliates, investment advisors and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 5(f) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed) nor shall Subscriber be liable for any Losses to the extent they arise out of or are based upon a violation which occurs in reliance upon and in conformity with written information furnished by the Company. In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares or Ordinary Shares issuable upon exercise of the Private Placement Warrants giving rise to such indemnification obligation. Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5(f) of which such Subscriber is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares and Ordinary Shares issuable upon exercise of the Private Placement Warrants by Subscriber.

(g)            Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claims, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(h)            If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of Subscriber shall be limited to the net proceeds received by Subscriber from the sale of Subscribed Shares or Ordinary Shares issuable upon exercise of the Private Placement Warrants giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission) such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(h) from any person or entity who was not guilty of such fraudulent misrepresentation.

(i)            Subscriber may deliver written notice (an “Opt-Out Notice”) to the Company requesting that Subscriber not receive notices from the Company otherwise required by this Section 5; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Company shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Company in writing at least two business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(i)) and the related suspension period remains in effect, the Company will so notify Subscriber, within one business day of Subscriber’s notification to the Company, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability (which notices shall not contain any material, nonpublic information or subject Subscriber to any duty of confidentiality).

(j)            Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation, warranty or other information made or provided by any person, firm or corporation, other than the statements, representations and warranties expressly contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest.

(k)            For purposes of this Section 5, (i) “Subscriber” shall include any person to whom the rights under this Section 5 shall have been duly assigned, (ii) “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares acquired by Subscriber pursuant to this Subscription Agreement and any other equity security issued or issuable with respect to such Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event and (ii) “Private Placement Warrants” shall mean, as of any date of determination, the Private Placement Warrants acquired by Subscriber pursuant to this Subscription Agreement.

6.            Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company and Subscriber to terminate this Subscription Agreement, or (c) April 16, 2023 (the “Outside Date”); provided, that nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, a Subscriber’s willful breach of Section 2(c) of this Subscription Agreement with respect to its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Business Combination Agreement promptly after the termination thereof. For the avoidance of doubt, if any termination hereof occurs after the delivery by Subscriber of the Subscription Amount for the Subscribed Shares and the Private Placement Warrants, the Company shall promptly (but not later than five business days thereafter) return the Subscription Amount to Subscriber by wire transfer of immediately available funds to the account specified by Subscriber without any deduction for or on account of any tax, withholding, charges, or set-off.

7.            No Short Sales. Subscriber hereby agrees that, from the date of this Subscription Agreement until the Closing Date (or earlier termination of this Subscription Agreement), neither Subscriber nor any Person acting on behalf of Subscriber or pursuant to any understanding with the Subscriber will engage in any Short Sales (as defined below) with respect to securities of the Company, as applicable. For purposes of this Section 7, “Short Sales” shall mean all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all short positions effected through any direct or indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), or sales or other short transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing in this Section 7 shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s Subscription (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers or desks managing other portions of such Investor’s assets, the limitations set forth in the first sentence of this Section 7 shall only apply with respect to the portion of assets managed by the portfolio managers or desks that made the investment decision to purchase the Subscribed Shares and Private Placement Warrants covered by this Subscription Agreement.

8.            Trust Account Waiver. Subscriber hereby acknowledges that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the public shareholders of the Company and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (i) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, in each case, to the extent such claim arises as a result of, in connection with or relating in any way to this Subscription Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”), (ii) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and (iii) will not seek recourse against the Trust Account for any reason whatsoever; provided however, that nothing in this Section 8 shall be deemed to limit any Subscriber’s right to distributions or redemptions from the Trust Account in accordance with the Company’s amended and restated memorandum and articles of association in respect of any redemptions by Subscriber of its Class A Shares currently outstanding on the date hereof and acquired by any means other than pursuant to this Subscription Agreement. Subscriber agrees not to seek recourse or make or bring any action, suit, claim or other proceeding against the Trust Account as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby, the Subscribed Shares or the Private Placement Warrants regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Subscribed Shares or the Private Placement Warrants pursuant to the Company’s organizational documents in connection with the Transaction or any other business combination, any subsequent liquidation of the Trust Account, the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby, the Subscribed Shares or the Private Placement Warrants, it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account.

9.            Miscellaneous.

(a)            All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 9(a).

(b)            Subscriber acknowledges that the Company will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement.

(c)            Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party as requested or required by law, rule or regulation in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided that, with respect to production by the Company, such party will provide Subscriber with at least three Business Days’ prior written notice of such production to the extent legally permissible and subject to Section  9(s).

(d)            Regardless of whether the Closing occurs, Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e)            Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares and the Private Placement Warrants acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction and exclusively to another entity under the control of, or under common control with, the Company). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more qualified funds (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve the original Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief, and such assignee agrees in writing to be bound by the terms hereof.

(f)             [Reserved.]

(g)            All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(h)            The Company may request from Subscriber such additional information as the Company may reasonably determine necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and the Private Placement Warrants, to register the resale of the Subscribed Shares and the Ordinary Shares issuable upon exercise of the Private Placement Warrants or otherwise consummate or evidence the transaction contemplated by this Subscription Agreement, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures provided that Company agrees to keep any such information provided by Subscriber confidential other than as necessary to include in any registration statement the Company is required to file hereunder or in connection herewith. Subscriber acknowledges and agrees that if it does not provide the Company with such requested information, the Company may not be able to register the Subscribed Shares and the Ordinary Shares issuable upon exercise of the Private Placement Warrants for resale pursuant to Section 5 hereof. Subscriber hereby agrees that the Subscription Agreement, as well as the nature of Subscriber’s obligations hereunder, may be disclosed in any public announcement or disclosure required by the Commission and in any registration statement, proxy statement, consent solicitation statement or any other Commission filing to be filed by the Company in connection with the issuance of the Subscribed Shares and the Private Placement Warrants contemplated by this Subscription Agreement and/or the Transaction, in each case without Subscriber’s prior written consent.

(i)             This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by each of the parties hereto; provided, that this Subscription Agreement may be amended, modified, waived or terminated with the written consent of the Company and the holders then committed to purchase a majority of the Aggregate Subscribed Shares to be purchased at the Closing, including each holder (which includes Subscriber, its affiliates and accounts and funds controlled or managed by Subscriber or its affiliates) then committed to purchase at least $[99,500] of the Aggregate Subscribed Shares (or, if after the Closing, the Company and the holders then holding a majority of the then outstanding Aggregate Subscribed Shares. Upon the effectuation of such waiver, modification, amendment or termination in conformance with this Section 9(i), such amendment, modification, waiver or termination shall be binding on Subscriber and effective as to all of this Subscription Agreement. The Company shall promptly give written notice thereof to Subscriber if Subscriber has not previously consented to such amendment, modification, waiver or termination in writing; provided that the failure to give such notice shall not affect the validity of such amendment, modification, waiver or termination. Notwithstanding anything to the contrary herein, (i) any amendment, modification or waiver that has a disproportionate effect on Subscriber (considered apart from any disproportionate effect owing to the aggregate amount of the Subscribed Shares held by such Subscriber), relative to any of the Other Subscribers shall require the consent of Subscriber and (ii) any amendment to Section 5 or Section 6 of this Subscription Agreement shall require the consent of Subscriber.

(j)             This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof, except that any confidentiality agreement with respect to the undersigned or its affiliates shall remain in full force and effect following the amendment, modification, waiver or termination of this Subscription Agreement.

(k)             Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. In addition to, and notwithstanding anything contained herein to the contrary, (i) the Company acknowledges and agrees that Zura is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by the Company contained in this Subscription Agreement, and (ii) the Subscriber acknowledges and agrees that Zura is a third-party beneficiary of the acknowledgments, understandings, agreements, covenants, representations and warranties made by the Subscriber contained in this Subscription Agreement. Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Subscriber to fund the Subscription Amount and cause the Closing to occur if the conditions in Section 2 this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived by the applicable party entitled to waive any such condition. Each party hereto further agrees that neither the parties hereto nor Zura shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 9(k), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

(l)              If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

(m)            This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf or any other form of electronic delivery (including any electronic signature complying with U.S. federal ESIGN Act of 2000)) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(n)            The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto and Zura shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled to seek at law, in equity, in contract, in tort or otherwise. The parties hereto further agree not to assert that a remedy of specific enforcement pursuant to this Section 9(n) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. In addition, the prevailing party in any action to enforce the provisions of this agreement shall be entitled to fees and expenses incurred in connection therewith. The parties acknowledge and agree that this Section 9(n) is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

(o)            This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

(p)            EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(q)            The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the state courts of New York or in the federal courts located in the state and county of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Notwithstanding the foregoing, a final judgement in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 9(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r)            This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, shareholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

(s)            The Company shall, by 9:00 a.m., Eastern Time, on or before the fourth Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby (and by the Other Subscription Agreements), the Transaction and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. Notwithstanding the foregoing, or anything contained to the contrary in Section 9(c), the Company shall not publicly disclose the name of Subscriber or any affiliate or investment advisor of Subscriber, or include the name of Subscriber or any affiliate or investment advisor of Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under NYSE regulations, in which case the Company shall provide Subscriber with reasonable prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber hereby consents to the publication and disclosure in any Form 8-K or Form 6-K filed by the Company with the Commission, in any filing with the Commission made in connection with the Business Combination Agreement and the Transaction, including any proxy statement, prospectus or registration statement related thereto or any other filing with the Commission pursuant to applicable securities laws, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Company, a copy of this Subscription Agreement. Any such disclosure under the foregoing two sentences shall be made only after the Company as soon as practicable notifies Subscriber of such requirement to disclose (except where prohibited by applicable law, legal process or regulatory request). The Company shall provide a draft of any proposed disclosures under this Section 9(s) to subscriber reasonably in advance of the release of such disclosures, but in no event less than one Business Day prior to release, and shall consider in good faith any revisions to such disclosure proposed by Subscriber. Notwithstanding the foregoing or anything contained to the contrary in Section 9(c), the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing Subscriber with any notification thereof, unless Subscriber is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

(t)            The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares and the Private Placement Warrants pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any of its subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares and the Private Placement Warrants or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

JATT ACQUISITION CORP

By:	/s/ Verender S. Badial
Name: Verender S. Badial
Title: Chief Financial Officer

Address for Notices:
PO Box 309, Ugland House,
Grand Cayman, Cayman Islands

Signature Page to JATT Acquisition Corp Subscription Agreement

SUBSCRIBER:
Signature of Subscriber:

By:	Eugene Investment & Securities Co., Ltd
Name: Koh, Kyeongmo
Title: Representative, CEO
Date:	March 13, 2013
Name of Subscriber:

(Please print. Please indicate name and
capacity of person signing above)

Lee, Youngjun /s/ Lee, Youngjun
Name in which shares are to be registered
(if different):

Email Address: joshlee@eugene.com

Subscriber’s EIN: 116-81-34177

Jurisdiction of residency: Republic of Korea

Number of Subscribed Shares subscribed for:        9,950

Price Per Subscribed Share and Private Placement         $10.00

Warrant:

Subscription Amount:       $ 99,500

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

Signature Page to JATT Acquisition Corp Subscription Agreement

EXHIBIT A

Private Placement Warrant Schedule

Signature Page to JATT Acquisition Corp Subscription Agreement

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable) Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)

Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

C.	ACCREDITED INVESTOR STATUS (Please check the box)

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

D.	NON-U.S. PERSON STATUS (Please check the box)

☐   Subscriber is a non-U.S. person located outside of the United States.

E.	AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

is:

is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

(1)            Any bank, registered broker or dealer, insurance company, registered investment company, private business development company, or small business investment company;

(2)            Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

(3)            Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment advisor makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

(4)            Any corporation, similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(5)            Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

(6)            Any entity, of a type not listed in items (1), (2), (3), (4), or (5) herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000; or

(7)            Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

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F.	FINRA INSTITUTIONAL ACCOUNT STATUS

(Please check the applicable subparagraphs):

☐           Subscriber is an “institutional account” under FINRA Rule 4512(c).

☐           Subscriber is not an “institutional account” under FINRA Rule 4512(c).

SUBSCRIBER:
Print Name:

Eugene Investment & Securities Co., Ltd.
By: /s/ Eugene Investment & Securities Co., Ltd.
Name: Koh, Kyeongmo
Title: Representative, CEO

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